UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2017

OCERA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

555 Twin Dolphin Drive, Suite 615
Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 20, 2017, Ocera Therapeutics, Inc. (the “Company”) held the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 19,845,322 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1.    The individuals listed below were elected at the Annual Meeting to serve until the annual meeting of stockholders in 2018 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

	FOR	WITHHELD	BROKER NON- VOTES
Eckard Weber, M.D.	8,727,395	91,449	11,026,478
Linda S. Grais, M.D.	8,721,704	97,140	11,026,478
Steven P. James	8,731,966	86,878	11,026,478
Nina Kjellson	8,731,706	87,138	11,026,478
Willard Dere, M.D.	8,731,786	87,058	11,026,478
Anne VanLent	8,737,051	81,793	11,026,478
Wendell Wierenga, Ph.D.	8,731,369	87,475	11,026,478

Proposal 2.    The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,534,322	248,076	36,446	11,026,478

Proposal 3.    The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
19,702,615	104,976	37,731

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2017	Ocera Therapeutics, Inc.

	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer and Treasurer